For Immediate Release EXHIBIT 99.1

KIWIBOX.COM:

NOT ONLY AN ONLINE COMMUNITY TO EXPLORE, CONNECT, PARTY

OPERATIONAL UPDATE FOR THE THIRD QUARTER 2014

NEW YORK - October 8th, 2014 - Kiwibox.com ["Kiwibox" - KIWB.OB] is pleased to announce the activity and user development in the third quarter ended September 30, 2014.

THIRD QUARTER OPERATIONAL HIGHLIGHTS OF KIWIBOX GROUP

• Active Members – 3.13 Million as of September 30, 2014, an increase of 12 % and 9 % from the 2nd quarter 2014

• New Registrations – 261,584 in 3rd quarter 2014, an increase of 11 % from the 2nd quarter 2014.

• Unique Visitors – 4.92 Million in 3rd quarter 2014, an increase of 12 % from the2nd quarter 2014.

• Page Impressions – 532 Million in 3rd quarter 2014, an increase of 4.1 % from the 2nd quarter 2014.

• Guestbook Entries – 37 Million as of September 30, 2014, an increase of 3.1 % from the 2nd quarter 2014.

• Blog Entries – 36.1 Million as of September 30, 2014, an increase of 2.2 % from the 2nd quarter 2014.

“Even in the tough summer market, when everyone has decreasing numbers due to weather and outdoor activities, the Kiwibox Network enjoyed continued growth in all areas. “During the high peaks of activity last quarter, the kiwibox.com Website itself had up to 6,000 new registrations per day” said Andre Scholz, CEO and President of Kiwibox. “This was only possible by virtue of our concentrated data and knowledge exchange alliance with our affiliate, the KWICK! Community based in Germany and its subsidiary a global Internet Service Provider”

Kiwibox.com expects to report its 3rd quarter 2014 financial results around on October 30th, 2014.

Market Position

The Kiwibox Network is in a unique position because it combines the excitement of a dating community with the benefits and accessibility of a real social network. The Kiwibox network encourages members to explore local events in their area, connect with other members and enjoy the additional member exclusive benefits the social network is offering, like games, blogging, chatting, picture-sharing and online-flirting.

Technology Development

The Kiwibox network is focusing on the fast growing mobile usage phenomenon. The Kiwibox Network has released multiple Updates in the 3rd quarter for its iOS and Android Applications. At present, more than 500,000 company Apps are installed in the marketplace. Kiwibox plans to release several more monthly updates for its existing Apps and another two new mobile Apps by the end of the year. The company plans to integrate online shopping features with benefits for its members in 4th quarter 2014.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. On September 30, 2011 Kiwibox.com acquired the German social network community KWICK!, finalizing the acquisition in May 2012 and currently our 20% owned German affiliate. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO

Phone: 1-347-836-4727

E-mail: ascholz@kiwiboxinc.com